News Release

Newell Brands Announces Second Quarter 2020 Results
Top Line Trends Improve Sequentially Throughout the Quarter
Delivers Strong Operating Cash Flow
Strengthens Short Term Liquidity

ATLANTA, GA – July 31, 2020 – Newell Brands (NASDAQ: NWL) today announced its second quarter 2020 financial results.

"We are encouraged by the current trends of our business, including top line improvement throughout the quarter, very strong consumption patterns in a number of our categories, and the progress we are making against key tenets of our turnaround plan, despite the challenging operating and economic environment caused by the global coronavirus pandemic,” said Ravi Saligram, Newell Brands President and CEO. “Three of eight business units delivered core growth in the second quarter, eCommerce sales continued to accelerate and the company as a whole delivered modest core sales growth in the month of June. While the macros remain uncertain and difficult, we continue to expect results in the back half of the year to improve relative to the second quarter. We remain confident in our liquidity position and our ability to successfully navigate during these unprecedented times."

Chris Peterson, Chief Financial Officer and President, Business Operations, said, “Newell's second quarter financial results, although negatively impacted by the global pandemic, were ahead of our internal expectations as we saw significant improvement in trends from month to month during the quarter. Supply chain conditions have improved significantly, with all manufacturing and distribution centers currently open. We delivered operational improvements across the enterprise in line with our turnaround plan, including accelerated progress on SKU reduction, Project FUEL productivity savings and overhead cost actions. Cash flow has remained quite strong, with year to date operating cash flow improving $141 million versus our year ago results, reflecting strong progress on working capital initiatives.”
Second Quarter 2020 Executive Summary

–Net sales were $2.1 billion, a decline of 14.9 percent compared with the prior year period.

–Core sales declined 12.6 percent compared with the prior year period. Three of eight business units delivered core sales growth.

–Reported operating margin was 7.7 percent compared with 9.3 percent in the prior year period. Normalized operating margin was 10.2 percent compared with 12.2 percent in the prior year period.

–Reported diluted earnings per share were $0.18 compared with $0.21 per share in the prior year period.

–Normalized diluted earnings per share were $0.30 compared with $0.43 per share in the prior year period.

–Year to date operating cash flow was $132 million compared with an operating cash outflow of $9 million in the prior year period, reflecting strong working capital progress.
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–The company raised $500 million through the issuance of 4.875 percent senior notes maturing in June 2025.

–The company initiated a restructuring program to streamline business operations and reduce overhead costs.

–Beginning in the second quarter of 2020, the company realigned its management and segment reporting as a result of changes in its organizational structure. The company now reports financial information in five operating segments: Appliances & Cookware, Commercial Solutions, Home Solutions, Learning & Development and Outdoor & Recreation.

Second Quarter 2020 Operating Results

Net sales were $2.1 billion, a 14.9 percent decline compared to the prior year period, reflecting a 12.6 percent decrease in core sales largely related to the business disruption caused by the global COVID-19 pandemic as well as the unfavorable impact of foreign exchange.

Reported gross margin was 31.5 percent compared with 34.9 percent in the prior year period, as fixed cost deleveraging, unfavorable mix and headwinds from currency and inflation more than offset the benefit from productivity. Normalized gross margin was 31.6 percent compared with 34.9 percent in the prior year period.

Reported operating income was $163 million compared with operating income of $231 million in the prior year period. Reported operating margin was 7.7 percent compared with 9.3 percent in the prior year period. Normalized operating income was $215 million, or 10.2 percent of sales, compared with $303 million, or 12.2 percent of sales, in the prior year period.

Interest expense was $71 million compared with $78 million in the prior year period, attributable to a reduction in outstanding debt.

The company reported tax expense of $15 million compared with $30 million in the prior year period, with a year over year reduction in tax rate attributable to discrete tax benefits. Normalized tax expense was $16 million compared with $59 million in the prior year period.
The company reported net income of $78 million, or $0.18 diluted earnings per share, compared with net income of $90 million, or $0.21 diluted earnings per share, in the prior year period.

Normalized net income was $127 million, or $0.30 normalized diluted earnings per share, compared with $182 million, or $0.43 normalized diluted earnings per share, in the prior year period.

An explanation of non-GAAP measures and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the tables attached to this release.

Balance Sheet and Cash Flow

The company generated year to date operating cash flow of $132 million compared with an operating cash outflow of $9 million in the prior year period, reflecting strong working capital progress.

In May, the company issued $500 million in 4.875 percent senior notes that mature in 2025. At the end of the second quarter, Newell Brands had cash and cash equivalents of $619 million and total debt outstanding of $6.2 billion. The company ended the quarter in a strong liquidity position with over $2 billion in available short-term liquidity, including cash on hand.
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New Reporting Segments

In connection with changes in its organizational structure, the company has realigned its management and segment reporting beginning in the second quarter of 2020. The company currently operates and reports financial and operating information in the following five segments:

Segment Business Units
Appliances & Cookware Appliances & Cookware
Commercial Solutions Commercial, Connected Home & Security
Home Solutions Home Fragrance, Food
Learning & Development Writing, Baby
Outdoor & Recreation Outdoor & Recreation

Second Quarter 2020 Operating Segment Results

The Appliances & Cookware segment generated net sales of $359 million compared with $362 million in the year ago period, reflecting a 6.1 percent increase in core sales offset by the headwind from foreign exchange. Reported operating income was $10 million compared with $6 million in the prior year period. Reported operating margin was 2.8 percent compared with 1.7 percent in the prior year period. Normalized operating income was $13 million, or 3.6 percent of sales, versus $9 million, or 2.5 percent of sales, in the prior year period.

The Commercial Solutions segment generated net sales of $413 million compared with $454 million in the prior year period, reflecting a core sales decline of 6.8 percent and headwind from foreign exchange. The Commercial business generated positive core sales growth which was more than offset by a decline in Connected Home & Security. Reported operating income was $40 million compared with $53 million in the prior year period. Reported operating margin was 9.7 percent compared with 11.7 percent in the prior year period. Normalized operating income was $45 million, or 10.9 percent of sales, versus $60 million, or 13.2 percent of sales, in the year-ago period.

The Home Solutions segment generated net sales of $355 million compared with $372 million in the prior year period, due to a core sales decline of 1.9 percent and the impact of unfavorable foreign exchange. The Food business generated positive core sales growth which was more than offset by a decline in Home Fragrance, including the impact of the temporary closure of all North American retail stores as a result of the COVID-19 pandemic. Reported operating income was $29 million, or 8.2 percent of sales, compared with $4 million, or 1.1 percent of sales, in the prior year period. Normalized operating income was $46 million, or 13.0 percent of sales, versus $16 million, or 4.3 percent of sales, in the prior year period.

The Learning & Development segment generated net sales of $631 million compared with $849 million in the prior year period, reflecting a core sales decline of 23.5 percent and headwind from foreign exchange. Core sales declined across both the Baby and Writing businesses. Reported operating income was $126 million, or 20.0 percent of sales, compared with $217 million, or 25.6 percent of sales, in the prior year period. Normalized operating income was $129 million, or 20.4 percent of sales, compared with $221 million, or 26.0 percent of sales, in the prior year period.

The Outdoor & Recreation segment generated net sales of $353 million compared with $443 million in the prior year period, reflecting a core sales decline of 21.5 percent and the impact of unfavorable foreign exchange. Reported operating income was $25 million, or 7.1 percent of sales, compared with $40 million, or 9.0 percent of sales, in the prior year period. Normalized operating income was $33 million
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compared with $53 million in the prior year period. Normalized operating margin was 9.3 percent compared with 12.0 percent in the prior year period.

COVID-19 Update

During the second quarter of 2020, Newell Brands continued to experience COVID-19 related disruption to its business. The headwinds were most prominent in April, with certain key business trends improving sequentially since then during each consecutive month. The three primary areas that were impacted by COVID-19 were:

1.Supply chain. In the first half of the second quarter, the company experienced significant supply chain disruption. Of its 135 manufacturing and distribution facilities, nearly 20 were temporarily closed, the most significant of which were its South Deerfield, MA, Home Fragrance plant, its Mexicali, Mexico, Writing facility, and its Juarez, Mexico, Connected Home & Security facility, which were temporarily shut down in line with government guidelines. Since that time, virtually all manufacturing and distribution facilities have re-opened, although the company continues to work to build inventory to replace lost production during the period of downtime.

2.Retail. While Newell Brands’ largest retail customers remained open and in fact experienced a surge in sales, a number of secondary customers, primarily in the specialty and department store channels, temporarily closed their brick and mortar stores toward the end of the first quarter. These dynamics, in combination with some retailers’ prioritization of essential items in the early days of the pandemic, had a meaningful negative impact on retailer order patterns. In addition, Newell Brands temporarily closed its Yankee Candle retail stores in North America in mid-March. As the national and global economy began to re-open in the latter part of the second quarter, customer order patterns began to return to a more normal cadence, with the impacted retailers slowly reopening doors.

3.Consumer demand patterns. Over the course of the second quarter consumer demand patterns accelerated for the organization as a whole, with higher sell-through at U.S. retail customers on a year over year basis, driven by strong consumer demand in the Food, Commercial and Appliances & Cookware businesses, and more recently the Outdoor & Recreation business. These trends have continued into July.

The ultimate impact of COVID-19 on the third quarter and full year 2020 is unknown at this time, as it is difficult to predict the trajectory and pace of the virus, the duration of social distancing and shelter-in-place mandates, the timing of school and office re-openings, and the timing and extent of economic recovery. The company continues to expect that it will deliver sequentially improved financial results in the back half of the year. Due to the uncertain and highly dynamic outlook for the global economy, however, the company is not issuing guidance for the third quarter or full year 2020.

In the early days of the pandemic, Newell Brands focused on three key priorities: safeguarding the health and well-being of its employees, protecting profitability and operating cash flow, and maintaining business continuity despite supply chain disruption. While continuing to address these three issues, management's focus has also pivoted to accelerating the turnaround plan, including SKU count reduction, driving gross margin productivity through the company's Project FUEL, taking swift and decisive actions to reduce overhead costs, and applying even more rigorous discipline to optimize working capital.

During the second quarter the company launched a restructuring program to streamline business operations and reduce overhead costs. The company recorded $8 million in charges associated with the program in the second quarter and expects to record aggregate charges of approximately $10 million in 2020.

Newell Brands is confident in its strong financial position and believes it has sufficient flexibility to navigate through this volatile period.
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Executive Appointment

Christine Robins joined Newell Brands on June 15, 2020, in the role of Business Unit CEO, Appliances & Cookware. Robins joins the company from Char-Broil LLC, where she served as President and Chief Executive Officer and led a strategic and operational overhaul that included repositioning of its four key brands, reinvigorated consumer-centric product innovation, go-to-market differentiation and the launch of a European business. Previously she served as President, Chief Executive Officer and Board member of BodyMedia, a venture-backed pioneer of wearable health devices and software applications. Robins also previously served as President and Chief Executive Officer of Philips Oral Healthcare, a division of Philips Electronics. She started her career at S.C. Johnson where she spent almost twenty years in brand management and category management.

Conference Call

Newell Brands’ second quarter 2020 earnings conference call will be held today, July 31, at 11:00 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of the company’s website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the company’s website.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable business segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market exits, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2020 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” tax benefits, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide
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investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations and liquidity. On a pro forma basis, "normalized" items give effect to the company's decision not to sell the Commercial, Mapa and Quickie businesses.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense. The company will also exclude one-time tax expenses related to a change in tax status of certain entities and the loss of GILTI tax credits as a result of utilizing the 50% IRC Section 163(j) limit resulting from the CARES Act to determine normalized income tax benefit.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Mapa®, Spontex® and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Nancy O’Donnell	Danielle Clark
SVP, Investor Relations & Corporate Communications	Senior Manager, External Communications
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nancy.odonnell@newellco.com	danielle.clark@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the impact of the COVID-19 pandemic and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” “resume,” “are confident that,” "remains optimistic that," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements, including the impairment charges and accounting for income taxes. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:
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•our ability to manage the demand, supply and operational challenges with the actual or perceived effects of the COVID-19 pandemic;
•our dependence on the strength of retail, commercial and industrial sectors of the economy in various countries around the world;
•competition with other manufacturers and distributors of consumer products;
•major retailers’ strong bargaining power and consolidation of our customers;
•risks related to our substantial indebtedness, a potential increase in interest rates or changes in our credit ratings;
•our ability to improve productivity, reduce complexity and streamline operations;
•future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;
•our ability to remediate the material weakness in internal control over financial reporting and to consistently maintain effective internal control over financial reporting;
•our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
•the impact of costs associated with divestitures;
•our ability to effectively execute our turnaround plan;
•changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner;
•the impact of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties;
•the risks inherent to our foreign operations, including foreign exchange fluctuations, exchange controls and pricing restrictions;
•a failure of one of our key information technology systems, networks, processes or related controls or those of our service providers;
•the impact of U.S. and foreign regulations on our operations, including the escalation of tariffs on imports into the U.S. and exports to Canada, China and the European Union, environmental remediation costs and data privacy regulations;
•the potential inability to attract, retain and motivate key employees;
•the impact of new Treasury and tax regulations and the resolution of tax contingencies resulting in additional tax liabilities;
•product liability, product recalls or related regulatory actions;
•our ability to protect intellectual property rights;
•significant increases in funding obligations related to our pension plans; and
•other factors listed from time to time in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the pervasive use of estimates and assumptions in preparing the unaudited condensed consolidated financial statements. As discussed above, the world is currently experiencing the global COVID-19 pandemic which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we have made our best estimates based upon current information, the effects of the COVID-19 pandemic on our business may result in future changes to management’s estimates and assumptions, especially if the severity worsens or duration lengthens. Actual results may differ materially from the estimates and assumptions developed by management. If so, the company may be subject to future incremental impairment charges as well as changes to recorded reserves and valuations.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.
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NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net sales	$2,111	$2,480	(14.9)%	$3,997	$4,522	(11.6)%
Cost of products sold	1,447	1,615		2,716	3,002
Gross profit	664	865	(23.2)%	1,281	1,520	(15.7)%
Selling, general and administrative expenses	488	612	(20.3)%	1,036	1,181	(12.3)%
Restructuring costs, net	8	8		10	19
Impairment of goodwill, intangibles and other assets	5	14		1,480	77
Operating income (loss)	163	231	(29.4)%	(1,245)	243	NM
Non-operating expenses:
Interest expense, net	71	78		134	158
Other (income) expense, net	(1)	—		11	26
Income (loss) before income taxes	93	153	(39.2)%	(1,390)	59	NM
Income tax provision (benefit)	15	30		(189)	10
Income (loss) from continuing operations	78	123	(36.6)%	(1,201)	49	NM
Loss from discontinued operations, net of tax	—	(33)		—	(110)
Net income (loss)	$78	$90	(13.3)%	$(1,201)	$(61)	NM

Weighted average common shares outstanding:
Basic	424.2	423.3		424.0	423.3
Diluted	424.7	423.5		424.0	423.6
Earnings per share:
Basic:
Income (loss) from continuing operations	$0.18	$0.29		$(2.83)	$0.12
Income (loss) from discontinued operations	—	(0.08)		—	(0.26)
Net income (loss)	$0.18	$0.21	(14.3)%	$(2.83)	$(0.14)	NM
Diluted:
Income (loss) from continuing operations	$0.18	$0.29		$(2.83)	$0.12
Income (loss) from discontinued operations	—	(0.08)		—	(0.26)
Net income (loss)	$0.18	$0.21	(14.3)%	$(2.83)	$(0.14)	NM

Dividends per share	$0.23	$0.23		$0.46	$0.46

* NM - NOT MEANINGFUL

NEWELL BRANDS INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in millions)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$619	$349
Accounts receivable, net	1,641	1,842
Inventories	1,714	1,606
Prepaid expenses and other current assets	312	313
Total current assets	4,286	4,110
Property, plant and equipment, net	1,118	1,155
Operating lease assets	553	615
Goodwill	3,496	3,709
Other intangible assets, net	3,561	4,916
Deferred income taxes	860	776
Other assets	383	361
TOTAL ASSETS	$14,257	$15,642
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,157	$1,102
Accrued compensation	159	204
Other accrued liabilities	1,199	1,340
Short-term debt and current portion of long-term debt	402	332
Total current liabilities	2,917	2,978
Long-term debt	5,781	5,391
Deferred income taxes	471	625
Operating lease liabilities	494	541
Other noncurrent liabilities	1,078	1,111
Total liabilities	10,741	10,646

Stockholders' equity
Total stockholders' equity attributable to parent	3,492	4,963
Total stockholders' equity attributable to non-controlling interests	24	33
Total stockholders' equity	3,516	4,996
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,257	$15,642

NEWELL BRANDS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in millions)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(1,201)	$(61)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	176	174
Impairment of goodwill, intangibles and other assets	1,480	189
Loss from sale of businesses, net	—	2
Deferred income taxes	(249)	(38)
Stock based compensation expense	18	20
Loss on change in fair value of investments	1	18
Other, net	—	3
Changes in operating accounts excluding the effects of divestitures:
Accounts receivable	138	75
Inventories	(145)	(295)
Accounts payable	71	41
Accrued liabilities and other	(157)	(137)
Net cash provided by (used in) operating activities	132	(9)
Cash flows from investing activities:
Proceeds from sale of divested businesses	—	740
Capital expenditures	(94)	(115)
Other investing activities, net	6	(3)
Net cash provided by (used in) investing activities	(88)	622
Cash flows from financing activities:
Net payments of short term debt	(26)	(10)
Proceeds from issuance of debt, net of debt issuance costs	493	—
Payments on current portion of long-term debt	—	(268)
Payments on long-term debt	(18)	(5)
Loss on extinguishment of debt	—	(3)
Cash dividends	(197)	(195)
Equity compensation activity and other, net	(13)	(5)
Net cash provided by (used in) financing activities	239	(486)
Exchange rate effect on cash, cash equivalents and restricted cash	(20)	2
Increase in cash, cash equivalents and restricted cash	263	129
Cash, cash equivalents and restricted cash at beginning of period	371	496
Cash, cash equivalents and restricted cash at end of period	$634	$625
Supplemental disclosures:
Restricted cash at beginning of period	$22	$—
Restricted cash at end of period	15	—

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended June 30, 2020
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP
	Measure	and restructuring	amortization and	and	Other	Measure
	Reported	related costs [1]	impairment [2]	related costs [3]	items [4]	Normalized*
Net sales	$2,111	$—	$—	$—	$—	$2,111
Cost of products sold	1,447	(2)	—	—	(2)	1,443
Gross profit	664	2	—	—	2	668
	31.5%					31.6%
Selling, general and administrative expenses	488	(7)	(24)	(1)	(3)	453
	23.1%					21.5%
Restructuring costs, net	8	(8)	—	—	—	—
Impairment of goodwill, intangibles and other assets	5	—	(5)	—	—	—
Operating income	163	17	29	1	5	215
	7.7%					10.2%
Non-operating (income) expense	70	1	—	(1)	2	72
Income before income taxes	93	16	29	2	3	143
Income tax provision [5]	15	—	1	—	—	16
Net income	$78	$16	$28	$2	$3	$127

Diluted earnings per share **	$0.18	$0.04	$0.07	$—	$0.01	$0.30
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 424.7 million shares for the three months ended June 30, 2020.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $16 million.
[2] Acquisition amortization costs of $24 million; $5 million of non-cash impairment charges related to the operating leases of Yankee Candle retail store business.
[3] Divestiture costs of $1 million primarily related to completed divestitures and loss on disposition of $1 million related to the sale of the Gaming business.
[4] Gain of $2 million due to changes in the fair value of certain investments; $3 million of other charges, primarily related to fees for certain legal proceedings; $1 million of other charges, primarily related to product recall costs and Argentina hyperinflationary adjustment of $1 million.
[5] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended June 30, 2019
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP Measure
	Measure	and restructuring	amortization and	and related	Other		Proforma
	Reported	related costs [1]	impairment [2]	costs [3]	items [4]	Normalized*	Adjustments [5]	Proforma
Net sales	$2,480	$—	$—	$—	$—	$2,480	$—	$2,480
Cost of products sold	1,615	(3)	—	—	(7)	1,605	9	1,614
Gross profit	865	3	—	—	7	875	(9)	866
	34.9%					35.3%		34.9%
Selling, general and administrative expenses	612	(6)	(32)	(9)	(3)	562	1	563
	24.7%					22.7%		22.7%
Restructuring costs, net	8	(8)	—	—	—	—	—	—
Impairment of goodwill, intangibles and other assets	14	—	(14)	—	—	—	—	—
Operating income (loss)	231	17	46	9	10	313	(10)	303
	9.3%					12.6%		12.2%
Non-operating expense	78	—	—	—	—	78	—	78
Income (loss) before income taxes	153	17	46	9	10	235	(10)	225
Income tax provision (benefit) [6]	30	5	9	2	15	61	(2)	59
Income (loss) from continuing operations	123	12	37	7	(5)	174	(8)	166
Income (loss) from discontinued operations, net of tax	(33)	—	—	45	4	16	—	16
Net income (loss)	$90	$12	$37	$52	$(1)	$190	$(8)	$182

Diluted earnings (loss) per share **	$0.21	$0.03	$0.09	$0.12	$—	$0.45	$(0.02)	$0.43

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 423.5 million shares for the three months ended June 30, 2019.
Totals may not add due to rounding.
[1] Restructuring and restructuring related costs of $17 million.
[2] Acquisition amortization costs of $32 million; impairment charges of $14 million primarily related to goodwill and other assets.
[3] Divestiture costs of $11 million ($2 million of which is reported in discontinued operations) primarily related to the planned divestitures of The United States Playing Cards Company and the recently completed divestitures of Process Solutions and Rexair businesses; net loss on disposition of $7 million (reported in discontinued operations) for working capital adjustments related to the sale of the Waddington, Jostens and Fishing businesses (gain of $9 million), loss of $22 million related to the disposition of Process Solutions and gain of $6 million from the sale of Rexair business.
[4] Loss of $1 million due to changes in the fair value of certain investments, negated by Argentina hyperinflationary charges; $10 million of other charges, primarily related to fees for certain legal proceedings, product recall costs and Argentina hyperinflationary charges; and net tax adjustment of $12 million primarily related to foreign and state tax impacts of offshore earnings and a withholding tax refund received from Switzerland.
[5] Depreciation and amortization expense related to the Commercial Business, Mapa and Quickie that would have been recorded had the businesses been continuously classified as held and used.
[6] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Six Months Ended June 30, 2020
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP
	Measure	and restructuring	amortization and	and	Other	Measure
	Reported	related costs [1]	impairment [2]	related costs [3]	items [4]	Normalized*
Net sales	$3,997	$—	$—	$—	$—	$3,997
Cost of products sold	2,716	(2)	—	—	(4)	2,710
Gross profit	1,281	2	—	—	4	1,287
	32.0%					32.2%
Selling, general and administrative expenses	1,036	(11)	(55)	(2)	(9)	959
	25.9%					24.0%
Restructuring costs, net	10	(10)	—	—	—	—
Impairment of goodwill, intangibles and other assets	1,480	—	(1,480)	—	—	—
Operating income (loss)	(1,245)	23	1,535	2	13	328
	(31.1)%					8.2%
Non-operating (income) expense	145	1	—	—	(3)	143
Income (loss) before income taxes	(1,390)	22	1,535	2	16	185
Income tax provision (benefit) [5]	(189)	1	230	—	(23)	19
Net income (loss)	$(1,201)	$21	$1,305	$2	$39	$166

Diluted earnings (loss) per share **	$(2.83)	$0.05	$3.07	$—	$0.09	$0.39
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 424.8 million shares for the six months ended June 30, 2020.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $22 million.
[2] Acquisition amortization costs of $55 million; impairment charges of $1.5 billion related to goodwill, other intangible assets and other assets.
[3] Divestiture costs of $2 million primarily related to completed divestitures.
[4] Loss of $1 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $3 million; $9 million of other charges, primarily related to fees for certain legal proceedings; $2 million of other charges, primarily related to product recall costs and $1 million loss on pension settlement. Includes income tax expense of $20 million related change in tax status of certain entities and $5 million for effects of adopting the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
[5] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Six Months Ended June 30, 2019
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP Measure
	Measure	and restructuring	amortization and	and related	Other		Proforma
	Reported	related costs [1]	impairment [2]	costs [3]	items [4]	Normalized*	Adjustments [5]	Proforma
Net sales	$4,522	$—	$—	$—	$—	$4,522	$—	$4,522
Cost of products sold	3,002	(4)	—	—	(8)	2,990	19	3,009
Gross profit	1,520	4	—	—	8	1,532	(19)	1,513
	33.6%					33.9%		33.5%
Selling, general and administrative expenses	1,181	(12)	(65)	(16)	(4)	1,084	2	1,086
	26.1%					24.0%		24.0%
Restructuring costs, net	19	(19)	—	—	—	—	—	—
Impairment of goodwill, intangibles and other assets	77	—	(77)	—	—	—	—	—
Operating income (loss)	243	35	142	16	12	448	(21)	427
	5.4%					9.9%		9.4%
Non-operating (income) expense	184	—	—	—	(21)	163	—	163
Income (loss) before income taxes	59	35	142	16	33	285	(21)	264
Income tax provision (benefit) [6]	10	12	22	5	19	68	(5)	63
Income (loss) from continuing operations	49	23	120	11	14	217	(16)	201
Income (loss) from discontinued operations, net of tax	(110)	—	84	40	20	34	—	34
Net income (loss)	$(61)	$23	$204	$51	$34	$251	$(16)	$235

Diluted earnings (loss) per share **	$(0.14)	$0.05	$0.48	$0.12	$0.08	$0.59	$(0.04)	$0.55
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 423.6 million shares for the six months ended June 30, 2019.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $35 million.
[2] Acquisition amortization costs of $65 million; impairment charges of $189 million ($112 million reported in discontinued operations) primarily related to goodwill, intangible assets and other assets.
[3] Divestiture costs of $19 million ($4 million of which is reported in discontinued operations) primarily related to the planned divestitures of The United States Playing Cards Company and Process Solutions businesses and acquisition related costs of $1 million; net loss on disposition of $2 million (reported in discontinued operations) for working capital adjustments related to the sale of the Waddington, Jostens and Fishing businesses (gain of $14 million), loss of $22 million related to the disposition of Process Solutions and gain of $6 million from the sale of Rexair business.
[4] Loss of $18 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $5 million; $10 million of other charges, primarily related to fees for certain legal proceedings and product recall costs and net tax adjustment of $8 million primarily related to foreign and state tax impacts of offshore earnings and a withholding tax refund from Switzerland.
[5] Depreciation and amortization expense related to the Commercial Business and the Mapa and Quickie businesses that would have been recorded had the businesses been continuously classified as held and used.
[6] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Three Months Ended June 30, 2020						Three Months Ended June 30, 2019						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Proforma	Proforma			Proforma
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2] [3]	Income (Loss) [3]	Margin [3]	$	%	$	%
APPLIANCES AND COOKWARE	$359	$10	2.8%	$3	$13	3.6%	$362	$6	1.7%	$3	$9	2.5%	$(3)	(0.8)%	$4	44.4%
COMMERCIAL SOLUTIONS	413	40	9.7%	5	45	10.9%	454	53	11.7%	7	60	13.2%	(41)	(9.0)%	(15)	(25.0)%
HOME SOLUTIONS	355	29	8.2%	17	46	13.0%	372	4	1.1%	12	16	4.3%	(17)	(4.6)%	30	187.5%
LEARNING AND DEVELOPMENT	631	126	20.0%	3	129	20.4%	849	217	25.6%	4	221	26.0%	(218)	(25.7)%	(92)	(41.6)%
OUTDOOR AND RECREATION	353	25	7.1%	8	33	9.3%	443	40	9.0%	13	53	12.0%	(90)	(20.3)%	(20)	(37.7)%
CORPORATE	—	(59)	—%	8	(51)	—%	—	(81)	—%	25	(56)	—%	—	—%	5	8.9%
RESTRUCTURING	—	(8)	—%	8	—	—%	—	(8)	—%	8	—	—%	—	—%	—	—%
	$2,111	$163	7.7%	$52	$215	10.2%	$2,480	$231	9.3%	$72	$303	12.2%	$(369)	(14.9)%	$(88)	(29.0)%

[1]The three months ended June 30, 2020 excluded items consist of $24 million of acquisition amortization costs; $17 million of restructuring and restructuring-related charges; $5 million of non-cash impairment charges related to the operating leases of Yankee Candle retail store business; other charges of $5 million, primarily related to product recall costs, Argentina hyperinflationary adjustment and fees for certain legal proceedings and $1 million of transaction-related costs.
[2]The three months ended June 30, 2019 excluded items consist of $32 million of acquisition amortization costs; $17 million of restructuring and restructuring-related charges; $14 million of impairment charges for goodwill and other assets; other charges of $10 million, primarily related to Argentina hyperinflationary adjustment, fees for certain legal proceedings and product recall costs and $9 million of transaction related costs.
[3]Normalized proforma operating income (loss) and margin reflect an adjustment within excluded items for depreciation and amortization expense of $10 million related to Commercial Business, and the Mapa and Quickie businesses in the Commercial Solutions segment that would have been recorded had they been continuously classified as held and used for the three months ended June 30, 2019.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Six Months Ended June 30, 2020						Six Months Ended June 30, 2019						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Proforma	Proforma			Proforma Operating
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Income (Loss)
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2] [3]	Income (Loss) [3]	Margin [3]	$	%	$	%
APPLIANCES AND COOKWARE	$650	$(298)	(45.8)%	$304	$6	0.9%	$692	$2	0.3%	$5	$7	1.0%	$(42)	(6.1)%	$(1)	(14.3)%
COMMERCIAL SOLUTIONS	826	(232)	(28.1)%	328	96	11.6%	868	45	5.2%	64	109	12.6%	(42)	(4.8)%	(13)	(11.9)%
HOME SOLUTIONS	702	(262)	(37.3)%	322	60	8.5%	743	(1)	(0.1)%	25	24	3.2%	(41)	(5.5)%	36	150.0%
LEARNING AND DEVELOPMENT	1,159	131	11.3%	84	215	18.6%	1,430	306	21.4%	9	315	22.0%	(271)	(19.0)%	(100)	(31.7)%
OUTDOOR AND RECREATION	660	(449)	(68.0)%	497	48	7.3%	789	52	6.6%	20	72	9.1%	(129)	(16.3)%	(24)	(33.3)%
CORPORATE	—	(125)	—%	28	(97)	—%	—	(142)	—%	42	(100)	—%	—	—%	3	3.0%
RESTRUCTURING	—	(10)	—%	10	—	—%	—	(19)	—%	19	—	—%	—	—%	—	—%
	$3,997	$(1,245)	(31.1)%	$1,573	$328	8.2%	$4,522	$243	5.4%	$184	$427	9.4%	$(525)	(11.6)%	$(99)	(23.2)%

[1]The six months ended June 30, 2020 excluded items consist of $1.5 billion of impairment charges primarily for goodwill, intangible assets and other assets; $55 million of acquisition amortization costs; $23 million of restructuring and restructuring-related charges; other charges of $13 million, primarily related to product recall costs, Argentina hyperinflationary adjustment and fees for certain legal proceedings and $2 million of transaction-related costs.
[2]The six months ended June 30, 2019 excluded items consist of $77 million of impairment charges for goodwill and other assets; $65 million of acquisition amortization costs; $35 million of restructuring and restructuring-related charges; $16 million of transaction-related costs and other charges of $12 million, primarily related to Argentina hyperinflationary adjustment, fees for certain legal proceedings and product recall costs.
[3]Normalized proforma operating income (loss) and margin reflect an adjustment within excluded items for depreciation and amortization expense of $21 million related to Commercial Business, and the Mapa and Quickie businesses in the Commercial Solutions segment that would have been recorded had they been continuously classified as held and used for the six months ended June 30, 2019.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CORE SALES ANALYSIS BY SEGMENT
(Amounts in millions)

	Three Months Ended June 30, 2020					Three Months Ended June 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
APPLIANCES AND COOKWARE	$359	$—	$359	$25	$384	$362	$—	$362	$22	6.1%
COMMERCIAL SOLUTIONS	413	—	413	10	423	454	—	454	(31)	(6.8)%
HOME SOLUTIONS	355	—	355	3	358	372	(7)	365	(7)	(1.9)%
LEARNING AND DEVELOPMENT	631	(1)	630	7	637	849	(16)	833	(196)	(23.5)%
OUTDOOR AND RECREATION	353	1	354	4	358	443	13	456	(98)	(21.5)%
	$2,111	$—	$2,111	$49	$2,160	$2,480	$(10)	$2,470	$(310)	(12.6)%

CORE SALES ANALYSIS BY GEOGRAPHY

	Three Months Ended June 30, 2020					Three Months Ended June 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
NORTH AMERICA	$1,535	$—	$1,535	$3	$1,538	$1,768	$(10)	$1,758	$(220)	(12.5)%
EUROPE, MIDDLE EAST, AFRICA	299	—	299	7	306	360	—	360	(54)	(15.0)%
LATIN AMERICA	129	—	129	37	166	166	—	166	—	—%
ASIA PACIFIC	148	—	148	2	150	186	—	186	(36)	(19.4)%
	$2,111	$—	$2,111	$49	$2,160	$2,480	$(10)	$2,470	$(310)	(12.6)%
[1] "Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency.
[2] Divestitures include the exit of the North American distributorship of Uniball® Products and, consistent with standard retail practice, current and prior period net sales from retail store closures.
[3] “Currency Impact” represents the effect of foreign currency on 2020 reported sales and is calculated as the difference between the 2020 reported sales and by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures).

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CORE SALES ANALYSIS BY SEGMENT
(Amounts in millions)

	Six Months Ended June 30, 2020					Six Months Ended June 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
APPLIANCES AND COOKWARE	$650	$—	$650	$36	$686	$692	$—	$692	$(6)	(0.9)%
COMMERCIAL SOLUTIONS	826	—	826	18	844	868	—	868	(24)	(2.8)%
HOME SOLUTIONS	702	(1)	701	6	707	743	(13)	730	(23)	(3.2)%
LEARNING AND DEVELOPMENT	1,159	(4)	1,155	14	1,169	1,430	(34)	1,396	(227)	(16.3)%
OUTDOOR AND RECREATION	660	1	661	8	669	789	13	802	(133)	(16.6)%
	$3,997	$(4)	$3,993	$82	$4,075	$4,522	$(34)	$4,488	$(413)	(9.2)%

CORE SALES ANALYSIS BY GEOGRAPHY

	Six Months Ended June 30, 2020					Six Months Ended June 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
NORTH AMERICA	$2,854	$(4)	$2,850	$4	$2,854	$3,176	$(32)	$3,144	$(290)	(9.2)%
EUROPE, MIDDLE EAST, AFRICA	600	—	600	15	615	684	(1)	683	(68)	(10.0)%
LATIN AMERICA	264	—	264	58	322	312	(1)	311	11	3.5%
ASIA PACIFIC	279	—	279	5	284	350	—	350	(66)	(18.9)%
	$3,997	$(4)	$3,993	$82	$4,075	$4,522	$(34)	$4,488	$(413)	(9.2)%
[1]“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency.
[2]Divestitures include the exit of the North American distributorship of Uniball® Products and, consistent with standard retail practice, current and prior period net sales from retail store closures.
[3]“Currency Impact” represents the effect of foreign currency on 2020 reported sales and is calculated as the difference between the 2020 reported sales and by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures).